SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                       FORM 8-K/Amendment

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


 Date of Report (Date earliest event reported) February 7, 1997


Commission   Registrant, State of Incorporation,     I.R.S. Employer
File Number  Address and Telephone Number            Identification No.

1-11299      ENTERGY CORPORATION                     72-1229752
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 529-5262

 Item 7.   Financial Statements, Pro Forma Financial Statements

                          and Exhibits

        (a)  Financial Statements of Businesses Acquired

      In connection with the acquisition of London Electricity plc. (London), described in Item 2., the financial statements required by Regulation S-X, Rule 3-05(b) are provided herein pursuant to Item 7(a) of Form 8-K. The financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom and are expressed in British Pounds.

London Electricity plc Annual Report & Accounts 1995/6

Report of the Auditors
to the members of London Electricity plc

     We have audited the accompanying consolidated balance sheets of London Electricity plc and subsidiaries as of March 31, 1996 and 1995 and the related consolidated profit and loss accounts, statements of cash flows, statements of total recognised gains and losses, note of historical cost group profits and losses and reconciliation of movement in shareholders' funds, together with notes 1 to 33 to the financial statements.

Respective responsibilities of directors and auditors

      The Company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

Basis of opinion

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board in the United Kingdom, which are similar to those followed in the United States. An audit includes examination, on a test basis, of evidence relevant to the amounts the disclosures in the financial statements, and of whether the accounting policies are appropriate to the Group's circumstances, consistently applied and adequately disclosed.

      We planned and performed our audit as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

     In our opinion the financial statements give a true and fair view of the state of affairs of the Company and the Group at 31 March 1996 and of the profit, total recognised gains and cashflows of the Group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

COOPERS & LYBRAND
Coopers & Lybrand
Chartered Accountants and Registered Auditors
London
18 June 1996

Statement of Accounting Policies

The financial statements have been prepared in accordance with applicable Accounting Standards in the United Kingdom. A summary of the more important Group accounting policies, which have been applied consistently, is set out below.

Basis of accounting
These   financial  statements  have  been  prepared   under   the
historical cost accounting convention, modified to include the investment in The National Grid Group at November 1995 valuation.

Basis of consolidation
The Group financial statements incorporate the financial statements of the Company and all subsidiary undertakings after eliminating intercompany transactions for the financial year. No profit and loss account is presented for London Electricity plc in accordance with the exemptions allowed by Section 230 of the Companies Act 1985.

Acquisitions of subsidiary undertakings and other businesses
The results of subsidiary undertakings and other businesses acquired during the year are included in the Group profit and loss account from the date that control passes. In accordance with FRS 6 and 7, on acquisition of a business, including an interest in an associated undertaking, fair values are attributed to the Group's share of the identifiable assets and liabilities existing at the date of acquisition and reflecting the conditions at that date.

Goodwill arising on the acquisition is written off immediately against reserves. Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired.

Associated undertakings
An associated undertaking is one where the Group exercises significant influence and has a long term interest. The consolidated profit and loss account includes the Group's share of the profits less losses and taxation of associated undertakings and the Group balance sheet includes the investment in these companies at the Group's share of their net assets other than goodwill.

Turnover
Turnover represents the value of electricity consumption during the year, including an estimate of the sales value of units supplied to consumers between the date of the last meter reading and the year end, rents and the invoice value of other goods sold and services provided, exclusive of value added tax.

Operating leases
Rental costs under operating leases are charged to the profit and loss account in the period in which they are incurred.

Pensions
The cost of providing pensions in respect of defined benefit pension schemes is charged to the profit and loss account so as to spread the cost of pensions over employees' working lives. Pension surpluses and deficits arising are allocated over the estimated average remaining service lives of current employees.

Differences between the amounts charged in the profit and loss account and payments made to the schemes are treated as assets or liabilities in the balance sheet.

The pension cost is assessed in accordance with the advice of qualified actuaries.

The capital costs of ex-gratia and supplementary pensions are charged to the profit and loss account in the accounting period in which they are granted.

Tangible fixed assets
Tangible fixed assets are stated at cost less amounts provided to write off assets over their useful economic life. Cost includes staff costs where employees of the Group participate directly in the construction of assets.

Fixed assets are depreciated from the date of commissioning and are written off over their expected useful lives. No allowance is made for residual values. The lives of each major class of depreciable assets are as follows:

                                                                Years

Network Assets - (Depreciation is charged at                      40
 3% for 20 years followed by 2% for the remaining
 20 years).
Freehold land                                         Not depreciated
Other buildings - freehold                                   Up to 60
Other buildings - leasehold               Lower of lease period or 60
Vehicles and mobile plant                                        5-10

Fixtures and equipment including
computer hardware and software                                    3-5

Major  systems development software costs are capitalised  during
the   development  phase  and  depreciated  from  the   date   of
commissioning over a maximum period of 5 years.

Consumers'  contributions are credited to  the  profit  and  loss account  over a 40 year period at a rate of 3% for the  first  20 years followed by 2% for the remaining 20 years. No allowance is made for residual values.

Fixed asset investments
Fixed asset investments are stated in the Group balance sheet at cost less any provision for permanent dimimution in value, except in the case of the Group's residual interest in the National Grid Group, which is included in the Balance Sheet at a November 1995 valuation.

Current asset investments
Current asset investments are stated at the lower of cost and net realisable value.

Stocks
Stocks  are stated at the lower of cost and net realisable value.
The  valuation of work in progress is based on the cost of labour
and  materials.   The  cost  elements of  progress  invoices  are
deducted in arriving at the amounts stated.

Profit is taken on contracts whilst the contract is in progress, having regard to the proportion of the total contract which has been completed at the balance sheet date. Provision is made for all foreseeable future losses.

Deferred taxation
Deferred taxation arises in respect of items where there is a timing difference between their treatment for accounting purposes and their treatment for taxation purposes. Provision is made for deferred taxation using the liability method only where it is anticipated that the item will crystallise within the foreseeable future.

Price control
Charges for distribution of electricity and supply to customers with a maximum demand under 100Kwh are subject to a price control formula set out in the Company's Public Supply Licence which allows a maximum charge per unit of electricity.

Differences  in  the  charges,  or  in  the  purchase   cost   of
electricity, can result in the under or over recovery of revenues in a particular year.

Where there is an over recovery of supply or distribution business revenues against the regulated maximum allowable amount, revenues are deferred equivalent to the over recovered amount. The deferred amount is deducted from turnover and included in provisions. Where there is an under recovery, no anticipation of any potential future recovery is made.

Property clawback
Arrangements have been implemented which entitle HM Government to a proportion of certain property gains accruing to London Electricity plc as a result of disposals or events treated as disposals occurring after 31 March 1990 of properties held at that date. These arrangements will continue until 31 March 2000.

A provision for clawback in respect of property disposals is made only to the extent that it is probable that a liability will crystallise.

Employee Ownership Trust (ESOP)
The accounts include the assets (money market investments and shares in NGG) of the ESOP.

Currency
References L, p and m denote UK pounds sterling, UK pence and millions, respectively.

  SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UNITED KINGDOM AND
      UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRACTICES

      The audited consolidated annual financial statements of the Group are prepared in conformity with generally accepted accounting practice in the United Kingdom ("UK GAAP"). UK GAAP differs in certain material respects from generally accepted accounting practice in the United States ("US GAAP"). Set out below are certain examples of significant differences, which may relate to the Group, between UK GAAP and US GAAP. This is not an exhaustive list since it is not considered practicable to set out a detailed and complete comparison between UK GAAP and US GAAP.

Consolidated annual financial statements presentation

      The basic consolidated annual financial statements of a group as presented in UK and the United States are generally the same although the format, classification and sometimes the content of the consolidated annual financial statements are different.

      In the UK, consolidated profit and loss accounts ("income statements"), consolidated balance sheets and consolidated cash flow statements are required as primary statements, together with appropriate notes, which are formatted under specific headings and sub-headings.

      In  the  United  States,  consolidated  income  statements, consolidated balance sheets and consolidated cash flow statements, together with consolidated statements of changes in shareholders' funds, are required as primary statements, together with appropriate notes, which are formatted under specific headings and sub-headings and are different headings to those required in the UK.

Goodwill

       Under UK GAAP, the Company writes off goodwill on acquisition immediately to reserves. Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired. If an acquired business is subsequently sold, the full amount of the original purchased goodwill is charged against income in determining the gain or loss on disposal.

      Under US GAAP, goodwill is capitalised and recorded in the consolidated balance sheets and amortised by charges against income over its estimated useful life or a period not to exceed 40 years. Any unamortised goodwill relating to a business sold in the year is charged against income in determining the gain or loss on disposal.

Deferred taxation

      Under UK GAAP, deferred taxation is provided using the liability method where in the opinion of the directors a liability will become payable in the foreseeable future.

      Under US GAAP, deferred taxation is provided on the full liability basis. A net deferred taxation asset can be recognised, but should be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion of all the deferred tax assets will not be realised.

Fixed assets

      Under UK GAAP, tangible fixed assets are carried at cost or at a valuation. Certain land and buildings may be revalued. Any surplus on the revaluation of land and buildings is taken directly to non-distributable reserves. There is no definitive guidance on criteria for the recognition of the impairment of long-lived assets.

      Under US GAAP, such revaluations are not allowable, except in connection with the accounting requirements of business combinations. Accordingly, land and buildings would be recorded at historical cost and depreciation charged against income based on the carrying value of buildings. Long-lived assets and certain intangibles must be reviewed for impairment whenever events or a change in circumstances indicates that the carrying amount of an asset may not be recoverable. When the carrying amount exceeds future cash flows an impairment is recognised.

Pensions and other post-retirement benefits

      Under UK GAAP, the cost of pensions is charged against income so as to spread the cost of pensions over employees' working lives. Surpluses and deficits are allocated over the average remaining service lives of employees. The Company does not have significant post-retirement benefit obligations other than pensions.

      Under US GAAP, contributions for defined contribution pension plans are charged against income as incurred, whilst contributions for defined benefit pension plans are charged against income on an accruals basis at a consistent rate which makes full provision for the expected cost of the benefits over the anticipated services lives of employees. For post-retirement benefits other than pensions, the present value of the benefits should be fully accrued for by the date the employee is fully eligible to receive the benefits. The cost of providing the benefits would therefore also be recognised over the anticipated services lives of employees.

Dividends

      Under UK GAAP, final ordinary dividends and the related UK advance corporation tax are provided for in the financial year in respect of which they are recommended by the board of directors for approval by shareholders.

      Under US GAAP, such dividends and tax are not provided for until formally declared by the board of directors and approved by the shareholders.

London Electricity plc
Group Profit and Loss
for the year ended 31 March 1996

                                      Excluding
                                      National   National
                                    Grid Group  Grid Group
                                  transactions transactions Total
                                       1995/96   1995/96   1995/96  1994/95
                                 Note     Lm       Lm       Lm       Lm
Turnover
Continuing operations             2,3  1,278.6    (90.9) 1,187.7  1,209.4
Cost of sales                       2   (842.8)     8.3   (834.5)  (740.1)
                                       -------    -----  -------  -------
Gross profit                             435.8    (82.6)   353.2    469.3
Net operating expenses            1,2   (253.9)   (14.4)  (268.3)  (273.8)
Exceptional cost of restructuring   1    (20.0)            (20.0)   (33.0)
Less: use of prior year provision   1      8.3        -      8.3        -
                                       -------    -----  -------  -------
Operating Profit
continuing operations             3,4    170.2    (97.0)    73.2    162.5
Share of losses of associated
 undertakings                             (2.2)       -     (2.2)    (0.7)
Exceptional provision for losses in associated
 undertaking                        3     (4.5)       -     (4.5)       -
Exceptional profit on sale of investment in
 pumped storage business            2        -     70.1     70.1        -
                                       -------    -----  -------  -------
Profit on ordinary activities
 before interest                         163.5    (26.9)   136.6    161.8
                                       -------    -----  -------  -------
Income from investment in National
 Grid Group                         7        -    144.4    144.4     21.2
Net interest payable                8     (4.9)       -     (4.9)    (1.1)
Exceptional item - premium on redemption of
 Government debt                    9        -        -        -     (9.5)
                                       -------    -----  -------  -------
Profit on ordinary activities before
 taxation                                158.6    117.5    276.1    172.4
Taxation on profit on ordinary
 activities                        10    (36.0)   (53.4)   (89.4)   (22.5)
                                       -------    -----  -------  -------
Profit on ordinary activities
 after taxation                          122.6     64.1    186.7    149.9
Dividends
  - Distribution in specie         12        -   (350.4)  (350.4)      .-
  - Special                        12   (198.7)       -   (198.7)       -
  - Interim                        12    (22.9)       -    (22.9)   (19.4)
  - Final proposed                 12    (47.3)       -    (47.3)   (38.6)
                                       -------    -----  -------  -------

Retained (loss)/profit for the
 financial year                         (146.3)  (286.3)  (432.6)    91.9
                                       =======   ======   ======   ======
Earnings per share                 13                      109.7p    83.3p
Dividends per share                                         38.5p    29.0p

London Electricity plc
Balance Sheets
as at 31 March 1996
                                                    Group        Company
                                            1996    1995    1996   1995
                                     Note    Lm      Lm      Lm     Lm
Fixed Assets
Tangible assets                       14   783.6   730.2   720.3   673.6
Investments                           15    10.6    93.4   114.6   191.7
                                          ------  ------  ------  ------
                                           794.2   823.6   834.9   865.3
Current assets
Stocks                                19     7.4     4.3     3.6     3.3
Debtors: amounts falling due:
    Within one year                   20   388.8   263.0   387.2   266.0
    After more than one year          20    29.4    20.5    35.3    20.5
Investments                           21    29.3    49.3    19.2    40.7
Cash at bank and in hand                     0.4     0.7     1.2       -
                                          ------  ------  ------  ------
                                           455.3   337.8   446.5   330.5
Creditors: amounts falling due within one year
Borrowings                            22   (96.1)  (59.2)  (96.1)  (59.2)
Other creditors                       23  (388.5) (284.0) (386.9) (284.9)
                                          ------  ------  ------  ------
Net current liabilities                    (29.3)   (5.4)  (36.5)  (13.6)
Total assets less current liabilities      764.9   818.2   798.4   851.7
Creditors: amounts falling due after more than one year
Borrowings                            22  (197.7)  (98.6) (197.7)  (98.6)
Other creditors                       23   (13.3)  (16.1)   (9.3)  (11.6)
                                          ------  ------  ------  ------
                                          (211.0) (114.7) (207.0) (110.2)
Provisions for liabilities and
 charges                              24   (54.2)  (45.7)  (49.9)  (42.6)
                                          ------  ------  ------  ------
Net assets                                 499.7   657.8   541.5   698.9
                                          ======  ======  ======  ======
Capital and reserves
Called up share capital               25   101.7    98.8   101.7    98.8
Share premium account                 27     9.6     2.9     9.6     2.9
Capital redemption reserve            27    11.0    11.0    11.0    11.0
Revaluation reserve                   27     7.6    81.9     7.6    81.9
Profit and loss account               27   369.8   463.2   411.6   504.3
                                          ------  ------  ------  ------
Equity shareholders' funds                 499.7   657.8   541.5   698.9
                                          ======  ======  ======  ======

The financial statements were approved by the Board of Directors on 18 June 1996 and were signed on its behalf by:

Sir Bob Reid Chairman
Alan Towers Finance Director

London Electricity plc
Group Cash Flow Statement
for the year ended at 31 March 1996

                                                          1995/96 1994/95
                                                  Note    Lm      Lm
Net Cash Inflow From Operating Activities         28      102.6   155.1

Returns On Investments And Servicing Of Finance
Interest received                                          12.3    14.4
Interest paid                                             (12.4)  (13.8)
Exceptional item - premium on redemption of
 Government debt                                              -    (9.5)
Dividends received from fixed asset investments           130.9    16.4
Dividends paid                                           (260.3)  (52.5)
                                                          -----  ------
Net cash outflow from returns on investments and servicing of
finance                                                  (129.5)  (45.0)
                                                          -----  ------

Taxation
UK Corporation tax paid                                   (77.0)  (43.0)
                                                          -----  ------

Investing Activities
Purchase of tangible fixed assets                        (111.8) (105.0)
Consumer contributions received                            14.0    17.4
Proceeds from sale of tangible fixed assets                 3.8     4.6
Investment in associated undertakings                      (2.8)   (1.7)
Repayment of loan from other investment                       -     0.5
Purchase of subsidiary (net of cash acquired)    29a       (0.6)      -
Exceptional proceeds from sale of pumped storage
 business                                                  60.1       -
Loan to associated undertaking                             (4.6)      -
Purchase of fixed asset investments                       (19.1)   (2.6)
Decrease in fixed term deposits greater than
 3 months                                                  14.6   112.7
                                                          -----  ------
Net cash (outflow)/inflow from investing activities       (46.4)   25.9
                                                          -----  ------
Net cash (outflow)/inflow before financing               (150.3)   93.0

Financing
Bond issue                                                100.9       -
Expenses paid in connection with bond issue                (2.0)      -
Repayment of Government debt                                  -   (70.0)
Shares issued under option schemes                          9.6     1.2
Purchase of own shares                                     (0.8) (150.4)
                                                          -----  ------
Net cash inflow/(outflow) from financing                  107.7  (219.2)
                                                          -----  ------
Decrease in cash and cash equivalents            29b      (42.6) (126.2)
                                                          =====  ======

London Electricity plc
Statement of Total Recognised Gains and losses for the year ended at 31 March 1996

                                                 1995/96       1994/95
                                                 Lm            Lm
Profit on ordinary activities after taxation    186.7          149.9
Other net gains recognised in reserves:
Surplus on revaluation of NGG investment        266.2              -
                                                -----          -----
Total recognized gains relating to the year     452.9          149.9
                                                =====          =====


Note of Historical Cost Profits and losses
                                                 1995/96       1994/95
                                                 Lm            Lm
Profit on ordinary activities before taxation   276.1           172.4
Realisation of revaluation surpluses on
 NGG investment                                 340.5               -
                                               ------          ------
Historical profit on ordinary activities
 before taxation                                616.6           172.4
                                               ======          ======
Historical cost (loss)/profit for the period retained after
taxation and dividends                          (92.1)           91.9
                                               ======          ======



Reconciliation of Movement in Shareholders' Funds

                                                1995/96         1994/95
                                                Lm              Lm
Profit on ordinary activities after taxation    186.7            149.9
Dividends                                12    (619.3)           (58.0)
                                               ------           ------
Retained (loss)/earnings                       (432.6)            91.9
Shares issued under option schemes                9.6              1.2
Shares repurchased and cancelled                 (0.8)          (150.4)
Goodwill on acquisition deducted from reserves   (0.5)            (1.6)
Other net recognised gains relating to the year 266.2              -
                                               ------           ------
Net decrease in equity shareholders' funds     (158.1)           (58.9)
Equity shareholders' funds at start of year     657.8            716.7
                                               ------           ------
Closing equity shareholders' funds              499.7            657.8
                                               ======           ======

London Electricity plc
Notes to the Accounts
for the year ending 31 March 1996

1 Analysis of Net Operating Expenses


                                                    NGG      Total
                                         1995/96  1995/96   1995/96  1994/95
                                           Lm        Lm       Lm        Lm

Distribution                            115.2       2.8      118.0     114.2
Distribution: exceptional cost of         4.2         -        4.2       6.8
 restructuring
Less: use of prior year provision        (1.7)        -       (1.7)        -
Administrative                          138.7      11.6      150.3     159.6
Administrative: exceptional cost of      15.8         -       15.8      26.2
 restructuring
Less: use of prior year provision        (6.6)        -       (6.6)        -
                                        -----      ----      -----     -----
                                        265.6      14.4      280.0     306.8
                                        =====      ====      =====     =====
Operating expenses
Distribution costs
Distribution costs are the cost of maintaining the network including appropriate depreciation, rates and NGG exit charges.
Other charges from NGG are included in cost of sales.

Administrative expenses
Administrative expenses include all other operating costs.

Exceptional cost of restructuring
The charge of L20m is in respect of the continuing restructuring of the electricity business. Of the L18.7m brought forward, L8.3m has been utilized. A provision of L30.4m is carried forward in the balance sheet.

Exceptional provision for losses in associated undertaking
A provision has been made for losses on gas contracts for the period up to 31 March 1998.

2 Analysis of NGG Transactions

Turnover
This relates to a L50 discount given to residential customers who had a point of supply as at 31 December 1995 and was part of the agreement with HM Government following the capital reorganization of NGG.

Cost of sales
This is in respect of the fossil fuel levy saved as a result of the customer discount.

Operating expenses
These are exceptional costs in respect of the ESOP (L13.1m) and professional fees for NGG transactions (L1.3m).

The ESOP was set up to purchase NGG shares to be transferred to option holders as compensation for the loss in value of the London
Electricity shares under option. The ESOP Trustee is funded by London Electricity to purchase from London Electricity the appropriate number of NGG shares required in relation to unexercised options.

Funding of the ESOP is by way of interest-free limited recourse loans by the Company.

Exceptional profit on sale of investment in pumped storage business As part of the changes in the capital structure of NGG, prior to listing, the pumped storage business (First Hydro Limited) was demerged and sold to Mission Energy. The amount shown represents London Electricity's share of the sale proceeds.

3 Analysis of Turnover, Operating Profit and Net Assets

                              Turnover        Operating profit      Net assets
                         1995/96   1994/95   1995/96   1994/95   1995/96   1994/95
Class of business        Lm        Lm        Lm        Lm        Lm        Lm
Distribution               357.1     379.1    147.5     136.0     686.8     621.9
Supply                   1,188.9   1,113.6      9.2      13.9      44.0      37.7
Private electrical          15.9      14.8     12.0      11.0      56.1      52.8
distribution systems
Other                       43.2      29.6      3.0       1.6      11.5      (1.0)
NGG items                  (90.9)        -    (97.0)        -         -         -
                         -------   -------    -----     -----    ------     -----
                         1,514.2   1,537.1     74.7     162.5     798.4     711.4
Less: Inter business      (326.5)   (327.7)    (1.5)        -         -         -
transactions
Unallocated net                -         -        -         -    (298.7)    (53.6)
liabilities
                         -------   -------    -----     -----    ------     -----
Continuing operations    1,187.7   1,209.4     73.2     162.5     499.7     657.8
                         =======   =======    =====     =====    ======     =====

                                             Cost of   Operating
Analysis of NGG items by           Turnover  sales     costs     Total
class of business                  Lm        Lm        Lm        Lm

Distribution                          -         -       9.9       9.9
Supply                             90.9      (8.3)      2.3      84.9
Other                                 -         -       2.2       2.2
                                   ----      ----      ----      ----
                                   90.9      (8.3)     14.4      97.0
                                   ====      ====      ====      ====

The exceptional cost of restructuring the business has been charged to the Distribution business L15m (1994/95 L30m), and to the Supply business L5m (1994/95 L3m).

The exceptional provision for losses in associated undertaking of L4.5m has been charged to the Other class of business.

Explanation of terminology used in the profit and loss account
Distribution business
This is the transfer of electricity from the points where it is received in bulk across the distribution systems and its delivery to consumers.

Supply business
This is the buying and selling of electricity as suppliers.

Private electrical distribution systems
This is the operation, maintenance and expansion of private electrical distribution systems.

Other businesses
This includes the operation of contracting, generation, building energy management systems, transport, property and insurance activities.

Allocation of turnover and costs
Wherever possible turnover and costs are allocated specifically to the business to which they relate. However, because of the integrated nature of the Group's activities, it is necessary to recharge or apportion certain costs.

Allocation of assets and liabilities
Operating assets and liabilities are allocated or apportioned to the business to which they relate.

Net operating assets consist of non interest bearing operating assets (fixed assets, stocks and debtors) less non interest bearing operating liabilities (creditors and provisions) arising on operating activities.

Unallocated net liabilities includes other fixed asset investments, cash, borrowings, dividends receivable and payable and taxation.

Geographical analysis
Turnover arises entirely in the United Kingdom.

4 Operating Profit

Operating profit is stated after charging:
                                        1995/96     1994/95
                                        Lm          Lm

Staff costs (Note 5)                    85.3        110.5
Depreciation (Note 14)                  41.1         38.3


Operating lease rentals:
     Land and buildings                  6.6          6.5
     Plant and machinery                 1.3          0.7
Amounts paid to Coopers & Lybrand:
     Remuneration as Group auditors      0.2          0.2
     Fees for other services in the      1.1          0.7
United Kingdom


and after crediting:
Rental income                            2.5          3.2
Profit on disposal of fixed assets       2.6          0.8


5 Staff Costs

                                               1995/96     1994/95
                                               Lm          Lm
Wages and salaries                             97.7        104.1
Social security costs                           8.1          8.5
Other pension costs (Note 31)                   1.3         16.9
                                              -----        -----
                                              107.1        129.5
Less: charged as capital expenditure          (21.8)       (19.0)
                                              -----        -----
Charged to the profit and loss account         85.3        110.5
                                              -----        -----
The average number of employees (including
executive directors) during the year was:
Staff grades                                   2,925       3,059
 Industrial staff grades                       1,479       1,849
                                               -----       -----
                                               4,404       4,908
                                               =====       =====

6 Directors' Emoluments

The total emoluments of the directors, including pension contributions paid, were as follows:

                                             1995/96          1994/95
                                             L               L
Fees to non-executive directors                148,000       154,493
Executive directors:
   fixed remuneration                          554,738       610,287
   annual bonus payments                        66,313       106,285
   pension contributions                       237,954       255,079
   benefits in kind                             48,471        51,754
                                             ---------     ---------
                                             1,055,476     1,177,898
                                             =========     =========

The remainder of the information required by the Companies Act and the London Stock Exchange Listing Rules is contained in the Report of the Remuneration Committee.

7 Income From Investment In NGG

                                    1995/96    1994/95
                                    Lm         Lm
Interim dividend                      9.2         7.1
Final dividend                        0.3        14.1
NGG special dividend                113.9           -
NGG second dividend                  18.0           -
NGG rights dividend                   3.0           -
                                    -----        ----
                                    144.4        21.2
                                    =====        ====
8 Net Interest Payable

                                          1995/96   1994/95
                                          Lm        Lm
Interest receivable and similar income    11.8      13.0
Interest payable and similar charges:
   Bank loans and overdraft               (4.7)     (2.4)
   Bonds                                 (12.0)    (11.7)
                                         -----     -----
                                         (16.7)    (14.1)
                                         -----     -----
Net interest payable                      (4.9)     (1.1)
                                         =====     =====

9 Exceptional Item - Premium On Redemption of Government Debt

                                    1995/96      1994/95
                                    Lm           Lm
12.661% Bonds due 1999 repaid 23       -         (9.5)
August 1994                         =====        ====


10 Taxation on Profit on Ordinary Activities


                                             1995/96    1994/95
United Kingdom Corporation tax at 33%        Lm         Lm
(1994/95 33%)

Current taxation on ordinary activities      43.7        46.9
Tax on exceptional restructuring costs       (4.6)       (4.7)
Deferred tax on exceptional restructuring    (2.0)       (6.2)
costs
Deferred tax on other provisions             (1.1)       (1.7)
Tax over-provided in prior years                -       (16.0)
                                            -----       -----
                                             36.0        18.3
                                            -----       -----
Corporation tax reduction relating to       (27.3)          -
customer discount
Tax credit on NGG special dividend           22.8           -
Tax credit on NGG ordinary dividends          1.8         4.2
Corporation tax in relation to exceptional   (3.6)          -
ESOP costs
Corporation tax charge arising from          59.7
distribution in specie
                                            -----       -----
                                             53.4         4.2
                                            -----       -----
                                             89.4        22.5
                                            =====       =====

The taxation charge has been reduced by L12.8m (1994/95 L14.2m) as a result of timing differences, principally capital allowances and certain provisions.

No deferred taxation adjustment is considered necessary in respect of these timing differences except as shown above.


11 Profit on Ordinary Activities After Taxation

The profit for the financial year is made   1995/96    1994/95
up as follows:
                                            Lm         Lm
Dealt with in the accounts of the holding   186.9      147.4
company
Retained by subsidiary undertakings           6.7        3.4
Retained by associated undertakings          (6.9)      (0.9)
                                            -----      -----
                                            186.7      149.9
                                            =====      =====
12 Dividends

                                                         1995/96  1994/95
                                                         Lm       Lm
Interim dividend of 11.5p per 50p ordinary share         22.9     19.4
(1994/95 9.5p; 11.lp on an equivalent basis)
Final proposed of 27.0p per consolidated ordinary share  47.3     38.6
(1994/95 19.5p; 22.8p on an equivalent basis)
                                                        -----    -----
                                                         70.2     58.0
Distribution of NGG shares by way of specie dividend    350.4        -
Special dividend of l00p per 50p ordinary share         198.7        -
                                                        -----    -----
                                                        619.3     58.0
                                                        =====    =====

13 Earnings Per Share (EPS)

                                                1995/96        1994/95
This is calculated on:
weighted average number of shares            170,208,893    180,029,001
profit on ordinary activities after taxation     L186.7m        L149.9m
resulting in EPS of (p)                            109.7           83.3

The 1994/95 weighted average number of shares has been restated for the 6 for 7 share consolidation in January 1996.



14 Tangible Fixed Assets

                                  Other      Fixtures    Vehicles     Deduct
                     Network     land and      and       & mobile   Consumers'
                      assets    buildings   equipment     plant   contributions   Total
Group                   Lm          Lm          Lm          Lm          Lm          Lm
Cost
At 1 April 1995      1,151.0       74.7        105.2        16.3      (189.3)     1,157.9
Subsidiary on
  acquisition              -          -          5.4          -            -          5.4
Additions               91.6        2.9         10.0         1.8       (14.9)        91.4
Disposals               (1.2)      (0.6)        (1.8)       (2.2)          -         (5.8)
                     -------       ----        -----        ----      ------      -------
At 31 March 1996     1,241.4       77.0        118.8        15.9      (204.2)     1,248.9
                     -------       ----        -----        ----      ------      -------

Depreciation
At 1 April 1995        386.4       18.2         60.2         9.1       (46.2)       427.7
Subsidiary on
 acquisition              -          -           1.1          -           -           1.1
Charge for the          30.8        1.6         11.5         2.6        (5.4)        41.1
 year
Disposals               (0.9)      (0.1)        (1.7)       (1.9)         -          (4.6)
                     -------       ----        -----        ----      ------      -------
At 31 March 1996       416.3       19.7         71.1         9.8       (51.6)       465.3
                     -------       ----        -----        ----      ------      -------

Net book amounts
At 31 March 1996       825.1       57.3         47.7         6.1      (152.6)       783.6
                     -------       ----        -----        ----      ------      -------


At 31 March 1995       764.6       56.5         45.0         7.2      (143.1)      (730.2)
                     -------       ----        -----        ----      ------      -------

                                     Other     Fixtures   Vehicles    Deduct
                        Network     land and      and     & mobile   Consumers'
                        assets     buildings   equipment    plant  contributions  Total
Company:                  Lm          Lm          Lm         Lm         Lm           Lm
Cost
At 1 April 1995         1,100.6       74.2       103.8         -      (189.3)     1,089.3
Additions                  86.3        2.9         9.5         -       (14.9)        83.8
Disposals                  (0.9)      (0.6)       (1.6)        -           -         (3.1)
                        -------       ----       -----      ----      ------      -------
At 31 March 1996        1,186.0       76.5       111.7         -      (204.2)     1,170.0
                        -------       ----       -----      ----      ------      -------
Depreciation:
At 1 April 1995           384.0       18.1        59.8         -       (46.2)       415.7
Charge for the year        29.3        1.7        11.0         -        (5.4)        36.6
Disposals                  (0.9)      (0.1)       (1.6)        -           -         (2.6)
                        -------       ----       -----      ----      ------      -------
At 31 March 1996          412.4       19.7        69.2         -       (51.6)       449.7
                        -------       ----       -----      ----      ------      -------
Net book amounts:
At 31 March 1996          773.6       56.8        42.5         -      (152.6)       720.3
                        -------       ----       -----      ----      ------      -------
At 31 March 1995          716.6       56.1        44.0         -      (143.1)       673.6
                        -------       ----       -----      ----      ------      -------


                                       Group                   Company
                           1996        1995        1996        1995
                            Lm          Lm          Lm          Lm
Capital commitments
Contracted for but         91.8        58.1         83.3       57.1
not provided for           ====        ====         ====       ====


The net book amount of other land and buildings comprises:

                                      Group              Company
                            1996      1995       1996     1995
                             Lm        Lm         Lm       Lm


Freehold                    35.8      36.5       35.3      36.1
Long leasehold (over 50      9.3       9.2        9.3       9.2
years)
Short leasehold (50         12.2      10.8       12.2      10.8
years or less)
                            ----      ----       ----      ----
                            57.3      56.5       56.8      56.1
                            ====      ====       ====      ====

Tangible fixed assets include the following:

                                      Group              Company
                            1996      1995       1996     1995
                             Lm        Lm         Lm       Lm


Assets in the course of      82.3      76.5       75.2      74.1
   construction
Land not depreciated         16.2      16.2       16.2      16.2
                             ----      ----       ----      ----
                             98.5      92.7       91.4      90.3
                             ====      ====       ====      ====

15 Fixed Asset Investments

                                               Group             Company
                                     1996      1995      1996     1995
                                      Lm        Lm        Lm       Lm


Subsidiary undertakings (Note 16)        -         -     103.6     108.9
Associated undertakings (Note 17)      1.4        1.4      2.9       0.7
Other investments (Note 18)            9.2       92.0      8.1      82.1
                                      ----       ----    -----     -----
                                      10.6       93.4    114.6     191.7
                                      ====       ====    =====     =====

Other investments include 3.8 million shares in NGG which are stated at a valuation of L7.9m and are listed on the London Stock
Exchange with a market value of L7.4m at 31 March 1996. All other investments are unlisted.


16 Subsidiary Undertakings

                                                             Company
                                       Shares     Loans       Total
                                         Lm         Lm          Lm

At 1 April 1995                         16.9       92.0       108.9
Additions.-                                -        7.5         7.5
Transfer to amounts owed by                -      (12.8)      (12.8)
subsidiary undertakings.
                                        ----      -----       -----
At 31 March 1996                        16.9       86.7       103.6
                                        ====      =====       =====

The principal operating subsidiaries included in the consolidated accounts are listed below:

                             Description of       Proportion of
                                     shares             nominal
Name of undertaking                    held     value of shares          Principal
                                                           held         activities
                                                                     Investment in
The London Power                                                       electricity
Company Ltd.                    Ordinary L1                100%         generation
London Power Insurance
Ltd.                            Ordinary L1                100%          Insurance
Berkeley Environmental                                             Building energy
Systems Plc                     Ordinary 5p                100% management systems
London Electricity                                        Electricity distribution
Services Ltd.                   Ordinary L1                100%           projects
London Electricity                                                      Electrical
Contracting Ltd.                Ordinary L1                100%        contracting
London Electricity                                         Provision and supply of
Transport Services Ltd.         Ordinary L1                100% transport services
Combined Power Systems                                          Supply of combined
(Southern) Ltd.                 Ordinary L1                100% heat and power units
Knight Debt Recovery                                           Debt collection and
Services Ltd.                   Ordinary L1                100%            tracing


17 Interests In Associated Undertakings

                                                      Share of
                                                         post
Group                                                acquisition
                                     Shares   Loans    reserves   Total
                                       Lm       Lm        Lm       Lm


At 1 April 1995                        1.7      0.7       (1.0)    1.4
Additions                              2.8      5.0          -     7.8
Transfer to subsidiary                (0.7)       -        0.2    (0.5)
undertakings
Transfer to debtors: amounts due         -     (0.4)         -    (0.4)
within one year
Share of retained losses in year         -        -       (6.9)   (6.9)
                                      ----     ----       ----    ----
At 31 March 1996                       3.8      5.3       (7.7)    1.4
                                      ====     ====       ====    ====

                                      Shares   Loans     Totals
Company                                 Lm       Lm        Lm

At 1 April 1995                           -      0.7        0.7
Additions                               1.9      0.3        2.2
                                        ---      ---        ---
At 31 March 1996                        1.9      1.0        2.9
                                        ===      ===        ===

                                            Proportion
                        Description         of nominal
                          of shares           value of
Name of undertaking            held        shares held   Principal activities
London Total Gas Ltd.   Ordinary L1                50%          Gas supply

Combined Power          Ordinary L1             30.83% Supply of combined
Systems Ltd.          Preference L1             33.33% heat and power units
Thames Valley Power     Ordinary L1              50.0%      Generation and
Ltd.                                                               supply
London Total Energy     Ordinary L1              50.0%          Gas supply
Ltd.

18 Other Investments

                                          Shares     Loans       Total
Group                                       Lm         Lm          Lm

At 1 April 1995                            82.1        9.9         92.0
Additions at cost                          19.1          -         19.1
Transfer to other debtors                     -       (9.9)        (9.9)
Net movement in respect of distribution
in specie and
  transfer to ESOP of NGG shares          (92.0)         -        (92.0)
                                          -----       ----        -----
At 31 March 1996                            9.2          -          9.2
                                          =====       ====        =====


                                          Shares     Loans       Total
Company                                     Lm         Lm          Lm

At 1 April 1995                            82.1         -         82.1
Additions at cost                          18.0         -         18.0
Net movement in respect of distribution
 in specie and transfer to ESOP of
 NGG shares                               (92.0)        -        (92.0)
                                          -----      ----        -----
At 31 March 1996                            8.1         -          8.1
                                          =====      ====        =====


Details of unlisted investments in which the Group and Company hold more than a 10% interest:

                                                           Proportion
                                         Description       of nominal
                                         of shares         value of
Name of undertaking                      held              shares held
Barking Power Ltd                        Ordinary L1          13.5%


19 Stocks
                                    Group                   Company
                          1996      1995          1996      1995
                          Lm        Lm            Lm        Lm

Raw materials and
 consumables               1.4       1.8          1.3        1.6
Work in progress           6.0       2.4          2.3        1.7
Finished goods and
 goods for resale            -       0.1            -          -
                           ---       ---          ---        ---
                           7.4       4.3          3.6        3.3
                           ===       ===          ===        ===

20 Debtors
                                        Group             Company
                                1996    1995       1996     1995
Amounts due within one year:     Lm      Lm         Lm       Lm

Trade debtors                  113.5   106.1      111.1     103.8
Unbilled consumption            77.2    68.8       77.2      68.8
Amounts owed by subsidiary
 undertakings                      -       -       16.0       6.3
Amounts owed by associated
 undertakings                    0.7     0.4        0.1       0.5
Other debtors                   52.9    21.1       38.7      20.6
Prepayments and accrued income   8.1     3.7        7.8       3.2
Advance corporation tax
 recoverable                   125.1    43.6      125.1      43.6
Deferred taxation recoverable
 (Note 24)                      11.0     7.9       10.9       7.8
Dividends receivable             0.3    11.4        0.3      11.4
                               -----   -----      -----     -----
                               388.8   263.0      387.2     266.0
                               =====   =====      =====     =====

Amounts due after more than one year:
Advance corporation tax
 recoverable                    10.0     6.7       10.0       6.7
Pension scheme prepayment       19.4     9.2       19.4       9.2
Amounts owed by subsidiary
 undertakings                      -       -        5.9         -
Amounts owed by associated
 undertakings                      -     4.6         -        4.6
                                ----    ----       ----      ----
                                29.4    20.5       35.3      20.5
                                ====    ====       ====      ====

21 Current Asset Investments
                                      Group                  Company
                          1996        1995        1996       1995
Listed                     Lm          Lm          Lm          Lm

UK investments             1.2         2.5           -           -
Overseas investments       2.9         0.4           -           -
                          ----        ----        ----        ----
                           4.1         2.9           -           -
                          ----        ----        ----        ----
Unlisted
Money market investments  23.2        46.4        19.2        40.7
Tax certificates of
 deposit                   2.0           -           -           -
                          ----        ----        ----        ----
                          25.2        46.4        19.2        40.7
                          ----        ----        ----        ----
                          29.3        49.3        19.2        40.7
                          ====        ====        ====        ====
Market value at 31 March was:
Listed investments         4.1         3.0           -           -
Unlisted investments      25.2        46.4        19.2        40.7


22 Borrowings
                                            Group             Company
                                   1996     1995      1996     1995
Amounts falling due within one year:Lm      Lm        Lm       Lm

Short term borrowings             96.1     59.2      96.1     59.2
                                  ====     ====      ====     ====
Amounts falling due after more than one year:
8% Eurobonds repayable 28
 March 2003                       98.9     98.6      98.9     98.6
8 5/8% Eurobonds repayable
 26 October 2005                  98.8       -       98.8       -
                                 -----     ----     -----     ----
                                 197.7     98.6     197.7     98.6
                                 =====     ====     =====     ====

The 8% Eurobonds may not be redeemed prior to 28 March 2003
except upon the occurrence of certain events. In addition, the 8
5/8% Eurobonds may be redeemed in full together with accrued interest by either the 'Issuer' or 'Bondholders' upon the occurrence of certain events.

Borrowing facilities
The Group had at 31 March 1996 bilateral committed borrowing facilities of L230m of varying maturities up to seven years. The other facilities available to the Group were short term unsecured, uncommitted facilities of L228m and the Company has a L150m Sterling Commercial Paper programme.

23 Creditors
                                                      Group         Company
                                             1996     1995     1996  1995
Amounts falling due within one year:         Lm       Lm       Lm     Lm

Payments received on account                11.4       7.5     7.5    6.1
Amounts owing for purchase of electricity   73.5      66.5    73.5   66.5
Amounts owed to subsidiary undertakings       -         -     12.5    7.6
Other trade creditors                       32.6      38.1    30.9   36.9
Corporation tax                             86.9      55.4    83.9   54.1
Advance corporation tax                     64.6      20.9    64.6   20.9
Other taxation and social security           3.6       3.8     3.3    3.4
Other creditors                             43.3      20.8    40.4   20.4
Advance payments on extension of VAT         5.2      14.5     5.2   14.5
Accruals and deferred income                20.1      17.9    17.8   15.9
Proposed dividends                          47.3      38.6    47.3   38.6
                                           -----     -----   -----  -----
                                           388.5     284.0   386.9  284.9
                                           =====     =====   =====  =====
Amounts falling due after more than one year:
Trade creditors                               -        1.0      -     1.0
Other creditors                             11.1       8.4     7.1    8.4
Accruals and deferred income                 0.1       4.6     0.1    0.1
Advance payments on extension of VAT         2.1       2.1     2.1    2.1
                                           -----     -----    ----   ----
                                            13.3      16.1     9.3   11.6
                                           =====     =====    ====   ====

24 Provisions For Liabilities & Charges

                                                   Restructuring
Group                                     Insurance  costs   Other    Total

At 1 April 1995                           16.3       18.7    10.7     45.7
Utilised in the year                      (0.6)      (8.3)   (2.6)   (11.5)
Transferred from profit and loss
 account                                   0.3       20.0    (0.3)    20.0
                                          ----       ----    ----     ----
At 31 March 1996                          16.0       30.4     7.8     54.2
                                          ====       ====    ====     ====

                                                  Restructuring
Company                                  Insurance   costs   Other  Total

At 1 April 1995                           13.7       18.7    10.2     42.6
Utilised in the year                      (0.6)      (8.3)   (2.6)   (11.5)
Transferred from profit and loss
 account                                  (0.8)      20.0    (0.4)    18.8
                                          ----       ----    ----     ----
At 31 March 1996                          12.3       30.4     7.2     49.9
                                          ====       ====    ====     ====

Deferred taxation
The amount provided for deferred taxation and the amounts for which provision has not been made are as follows:
                                      Group               Company
                             1996     1995       1996     1995
Provided in accounts:       Lm        Lm        Lm       Lm

At 1 April                 (7.9)        -      (7.8)         -
Transfer from profit and
 loss                      (3.1)     (7.9)     (3.1)      (7.8)
                          -----      ----     -----       ----
At 31 March               (11.0)     (7.9)    (l0.9)      (7.8)
                          =====      ====     =====       ====

Provided in accounts:
Accelerated capital
 allowances                   -         -         -          -
Other timing differences  (11.0)     (7.9)    (10.9)      (7.8)
                          -----      ----     -----       ----
                          (11.0)     (7.9)    (10.9)      (7.8)
                          =====      ====     =====       ====


                                     Group              Company
Potential liability       1996        1995     1996        1995
 not provided:             Lm         Lm      Lm           Lm

Accelerated capital
 allowances                184.1     173.5     177.6      169.5
Other timing differences    (6.5)    (11.2)     (6.4)     (11.6)
                           -----     -----     -----      -----
                           177.6     162.3     171.2      157.9
                           =====     =====     =====      =====

Total potential deferred taxation liability is computed at a Corporation tax rate of 33% (31 March 1995 33%).
The Directors do not consider that any deferred taxation provision is required in respect of the revaluation of NGG shares.


25 Share Capital
                                                          Group and Company
                                                          1996    1995
                                                          Lm      Lm

Authorised
257,142,857 ordinary shares of 58 1/3p each
 (1994/95 300,000,000 ordinary shares                    150.0    150.0
 of 50p each)                                            =====    =====

Allotted, called up and fully paid
174,290,836 ordinary shares of 58 1/3p each
 (1994/95 197,695,699 ordinary shares                    101.7     98.8
 of 50p each)                                            =====    =====

Share options
During the year options were exercised on 5,104,982 (1994/95, 513,399) ordinary shares at L4.83, L3.03, L3.00, L2.61 and L1.75 for a total consideration of L9.6m (1994/95 L1.2m).

Share repurchase
The following share repurchase took place during the year:

On 18 January 1996, 839,573 shares with a nominal value of 8 1/3p at a price of L1.00.

These fractional shares were subsequently cancelled and resulted in a decrease of less than L0.lm in share capital which was transferred to the capital redemption reserve. They arose from the share consolidation of every seven existing ordinary shares into six new ordinary shares and represented the fractional element.

The total repurchase cost was L0.8m which has been charged against profit and loss reserves.

Special Rights Redeemable Preference Share
The Special Rights Redeemable Preference Share was redeemed at par on 31 March 1995 and converted, following the resolution passed at the Annual General Meeting held on 4 August 1995, into two ordinary shares of 50 pence each. This share, which could only be held by the Secretary of State for Energy or another person acting on behalf of HM Government, did not carry any rights to vote at general meetings but entitled the holder to attend and speak at such meetings.


26 Share Options

(a) The Executive Share Option Scheme
An approved share option scheme for executive directors and senior executives whereby an option to purchase the shares of the Company is issued and may be exercised between the third and tenth anniversaries of the date of grant.

Options have been granted to eligible employees and executive directors to subscribe for ordinary shares in the Company in accordance with the rules of the scheme.

(b) The Sharesave Scheme
An approved share option scheme where the options to purchase the shares of the Company are linked to a five year savings contract.
All staff who met a qualifying period of employment prior to the Grant Date were eligible to participate.

The rules of the Executive Share Option Scheme and Sharesave
Scheme include provisions for early exercise of the options in certain circumstances.

                                                         Number of shares for
                                                           which rights are
                       Date Subscription                    exercisable
Options granted and
outstanding at        options   price per   Period within which       1996     1995
31 March 1996 were:   granted     share     options are exercisable     L        L
Executive share option
scheme
1                   Jan. 1991      2.61     17/1/94-17/1/2001        30,000    280,000
2                   Jan. 1992      3.00     14/1/95-14/1/2002       129,000    356,000
3                   July 1993      4.83     20/7/96-20/7/2003       475,800    512,800
4                   Mar. 1994      5.71     28/3/97-28/3/2004        22,767     22,767
5                   April 1995     5.92       3/4/98-3/4/2005        75,077          -
6                   April 1995     6.04     13/4/98-13/4/2005        14,551          -

Sharesave
1                   Dec. 1990      1.75      1/3/96-1/9/96          161,115  4,896,557
2                   Sept. 1992     3.03     30/12/97-30/6/98        892,282    992,658


27 Retained Profit And Reserves
                                                 Group       Company
                                                 Lm          Lm
Share premium account
At 1 April 1995                                  2.9           2.9
Premium on options exercised                     6.7           6.7
                                                 ---           ---
At 31 March 1996                                 9.6           9.6
                                                 ---           ---
Capital redemption reserve
At 1 April 1995                                 11.0          11.0
Nominal value of shares repurchased               -             -
                                                ----          ----
At 31 March 1996                                11.0          11.0
                                                ====          ====
Revaluation reserve
At 1 April 1995                                 81.9          81.9
Revaluation surplus on NGG                     266.2         266.2
Revaluation surplus transferred to profit and loss account in respect of NGG:
   Distribution in specie                     (333.2)       (333.2)
   Sale of shares to ESOP                       (7.3)         (7.3)
                                              ------        ------
At 31 March 1996                                 7.6           7.6
                                              ======        ======
Profit and loss account
At 1 April 1995                                463.2         504.3
Revaluation surplus realised on NGG:
   Distribution in specie                      333.2         333.2
   Sale of shares to ESOP                        7.3           7.3
Shares repurchase                               (0.8)         (0.8)
Goodwill written off on investment in
 associated undertaking                         (0.5)            -
Retained loss for the year                    (432.6)       (432.4)
                                              ------        ------
At 31 March 1996                               369.8         411.6
                                              ======        ======
Total reserves at 31 March 1996                398.0         439.8
                                              ======        ======

The cumulative amount of goodwill charged to reserves is L48.6m
(1994/95 L48.1m).

The revaluation reserve is in respect of the NGG investment which is included in other investments in Note 18.


28 Reconciliation Of Profit On Ordinary Activities Before
   Interest to Net Cash Inflow from Operating Activities

                                              1995/96   1994/95
                                              Lm        Lm

Profit on ordinary activities before interest 136.6    161.8
Depreciation                                   41.1     38.3
Increase/(decrease) in provisions and
 liabilities                                    8.4     (4.4)
Gain on sale of tangible fixed assets          (2.6)    (0.8)
Exceptional profit on sale of investment in pumped storage
business                                      (70.1)      -
Share of loss of associated undertakings        6.7      0.7
Increase in pension fund prepayment           (10.1)    (2.4)
ESOP                                            7.9       -
                                              -----    -----
                                              117.9    193.2
                                              =====    =====
Movements in working capital
Decrease/(increase) in stocks                  (2.6)     0.3
Increase in trade debtors                     (15.5)   (20.3)
Increase in other debtors                     (17.0)    (5.2)
Increase/(decrease) in trade creditors          5.7     (4.9)
Increase/(decrease) in other creditors         16.2    (19.3)
Increase/(decrease) in other taxation and
 social security                               (0.2)     0.1
Increase/(decrease in accruals and
 deferred income                               (1.9)    11.2
                                              -----    -----
Total working capital movements               (15.3)   (38.1)
                                              =====    =====
Net cash inflow from operating activities     102.6    155.1
29a Purchase Of Subsidiary Undertaking        =====    =====

Net assets acquired on acquisition of Combined Power System
(Southern) Ltd were L0.9m including cash of L0.1m. Goodwill arising on the acquisition is L0.5m. Cash consideration in aggregate was L1.4m.


29b Analysis Of Cash And Cash Equivalents

                             1995/96  1994/95 1995/96 1994/95 1993/94
                                                     Movements Movement
                               Lm     Lm      Lm      Lm       Lm

Cash at bank and in hand        0.4     0.7    10.5   (0.3)    (9.8)
Current asset investments      29.3    49.3   224.9  (20.0)  (175.6)
Less:
Tax certificates of deposit      -       -     (2 8)     -      2.8
Short term investments
 greater than 3 months        (16.7)  (31.3) (144.0)  14.6    112.7
Short term borrowings         (96.1)  (59.2)   (2.9) (36.9)   (56.3)
                              -----   -----  ------  -----   ------
                              (83.1)  (40.5)   85.7  (42.6)  (126.2)
                              =====   =====  ======  =====   ======

The movement in current asset investments excludes items of greater than 3 months duration.


30 Analysis Of Changes In Financing

                                                Share    Capital
                                      Share     premium  redemption  Cash
                                      capital   account  reserve    inflow
                                      Lm        Lm       Lm         Lm

At 1 April 1995                       98.8      2.9      11.0       -
Nominal values of shares repurchased
 and cancelled                           -        -         -       -
Shares issued under option scheme      2.9      6.7         -       9.6
                                     -----      ---      ----       ---
At 31 March 1996                     101.7      9.6      11.0       9.6
                                     =====      ===      ====       ===

Cash flow movements

Shares were issued under option schemes for a total consideration of L9.6m (1994/95 L1.2m). Shares were repurchased for a total cost of L0.8m (1994/95 L150.4m).
Borrowings
                                                       1995/96    1994/95
                         1995/96   1994/95   1993/94   Movement   Movement
                          Lm        Lm        Lm       Lm         Lm

12.661% Bonds due 1999      -         -       70.0       0.0     (70.0)
8% Eurobonds due 2003     98.8      98.6      98.4       0.2       0.2
8 5/8% Bonds due 2005    100.9       -         -       100.9       -
Expenses of Bond issue    (2.0)      -         -        (2.0)      -
Issue costs amortised     (0.6)     (0.4)     (0.2)     (0.2)    (0.2)
                         -----      ----     -----      ----    -----
                         197.1      98.2     168.2      98.9    (70.0)
                         =====      ====     =====      ====    =====

31 Pension Commitments

The principal pension scheme available to employees of London Electricity plc has been the Electricity Supply Pension Scheme (ESPS). Since April 1994 new employees have been offered membership of a defined contribution scheme.

The ESPS provides pensions and related benefits based on the final pensionable pay of employees throughout the electricity supply industry. The assets of the scheme are held in a separate trustee administered fund.

The scheme was unitised with effect from 31 March 1989 and an actuarial valuation carried out at that date apportioned the assets of the ESPS between the various participating employers (Groups). The most recent formal actuarial valuation of the London Electricity Group for the purpose of determining contribution rates was carried out at 31 March 1995 by Bacon & Woodrow, consulting actuaries. The valuation method adopted was the attained age method.

The principal assumptions were that the investment return would exceed salary increases by 3.0% and exceed future pension increases by 4.5% per annum.

At the valuation date, the actuarial value of the assets relating to London Electricity Group was L672.8 million, which represented 108.1% of the actuarial value of the accrued benefits. Accrued benefits include all benefits for pensioners and former members as well as benefits based on service to date for active members, allowing for future salary rises. The resultant surplus is being used to increase benefits to members and to facilitate reductions in employer and employee contributions.
In order to calculate the pension charge in accordance with the Group's accounting policy, a separate actuarial valuation was prepared by Bacon & Woodrow, consulting actuaries. This valuation was determined using the projected unit credit method, and resulted in a regular annual pension charge of 10.2% of pensionable pay. This regular cost has been reduced by the benefit of an actuarial surplus arising using this method, which is being spread over 10 years, being the average remaining service life of employees. The resulting net charge to profit in the year was Lnil (1994-95 L8.5 million).

A prepayment of L19.4 million (31 March 1995 L9.2 million) is included in debtors greater than one year, as a result of spreading the surplus.

Executive directors and certain senior employees are also entitled to join the London Electricity Executives pension scheme from which further benefits based on final pensionable pay are available. Under the Company's defined contribution scheme the charge to profit is the contribution paid by the Company for the year. The amount paid is not yet material.

The total net charge for pension schemes in the accounts is L0.3 million (1994-95 L8.8 million).

Contributions payable by the Company arising from ex-gratia pensions and early retirement were L1 million (1994-95 L8.1 million).


32 Lease Obligations

The annual commitments of the Group under non-cancellable operating leases are as follows:

                                 Land and  1996      Land and   1995
                                 buildings Other     buildings  Other
                                 Lm        Lm        Lm         Lm

Expiring within
One year                          0.4      0.4          -       0.2
Two to five years inclusive       0.2      1.1        0.1       0.5
Over five years                   6.5        -        5.7         -
                                  ---      ---        ---       ---
                                  7.1      1.5        5.8       0.7
                                  ===      ===        ===       ===
33 Contingent Liabilities

The Group has an interest in a joint venture, Barking Power Ltd., a company formed to build and operate a gas fired power station.
The Group is committed to contributing up to L1.9m over a period of one year for subordinated loan stock and equity.

Since the year end, the Group has subscribed L5m for a 11.3% stake in London & Continental Railway and paid L5.6m to purchase the private distribution networks at North Pole International depot, Waterloo International station and Manchester International depot from European Passenger Services Ltd. The Group expects to invest, over the next seven years, between L50m and L75m in infrastructure costs for the Channel Tunnel Rail link.

We may be called upon to subscribe up to a further L5m for equity during the next few years.

Other than those noted above, there were no other material contingent liabilities or guarantees apart from those given in respect of certain subsidiaries in the ordinary course of business.

(b)  Pro Forma Financial Information

      The accompanying unaudited pro forma condensed consolidated financial information has been prepared in accordance with generally accepted accounting principles in the United States. Amounts are expressed in U.S. dollars. The purchase price allocation for London Electricity plc is based on preliminary information. The unaudited pro forma financial information should be read in conjunction with the related notes thereto.

      The accompanying unaudited pro forma condensed statement of consolidated income for the year ended December 31, 1996 has been prepared assuming the acquisition of London Electricity plc occurred on January 1, 1996.

     The pro forma condensed statement of consolidated income has been prepared for comparative purposes only and does not purport to be indicative of the results of operations that would have resulted had the combination been in effect on the date indicated, that have resulted since the date of acquisition or that may result in the future.

                           Entergy Corporation
           Pro Forma Condensed Statement of Consolidated Income
                   For the year ended December 31, 1996
                      (in thousands, except share data)

                                                 Pro-Forma    Entergy Corp.
                                      London   Adjustments   and Subsidiaries
                        Historical   (Note 1)    (Note 2)        Pro Forma

Operating Revenues      $7,163,526  $2,110,085                   $9,273,611
Operating Expenses       5,484,805   1,875,408     53,109 (a)     7,413,322
                        ---------------------------------------------------
Operating Income         1,678,721     234,677    (53,109)        1,860,289
Other Income               (46,964)    (19,889)                     (66,853)
 (Deductions)
Interest Charges           790,571      28,176    137,673 (b)       956,420
                        ---------------------------------------------------
Income Before              841,186     186,612   (190,782)          837,016
  Income Taxes
Income Taxes               421,159      49,345    (50,722) (c)      419,782
                        ---------------------------------------------------
Net Income                $420,027    $137,267  ($140,060)         $417,234
                        ===================================================
Earnings from continuing
 operations per average
 common share               $1.83                                    $1.82
Average number of common
 shares outstanding   229,084,241                              229,084,241
                      ===========                              ===========

    1. On February 21, 1997, the Company acquired London Electricity plc, for approximately $2.1 billion. The acquisition was financed with $1.7 billion of debt that is non-recourse to Entergy Corporation, and $392 million provided by Entergy Corporation. The Company has accounted for this acquisition using the purchase method of accounting whereby the purchase price is allocated to assets and liabilities based on fair market value, with the remainder allocated to the distribution license of London Electricity plc which is an identifiable intangible asset.

   2. The pro forma condensed statement of consolidated income reflects the following adjustments in order to present the historical results of operations of London Electricity plc for the period prior to its inclusion in the consolidated financial statements:

      a) primarily an increase in depreciation and amortization expense resulting from applying the purchase method of accounting to the London Electricity plc fixed assets and distribution license;

      b) primarily additional interest expense associated with debt incurred to purchase London Electricity plc at an average interest rate of 7.2%;

      c)   adjustment to income tax expense to provide for a  33%
United Kingdom statutory income tax rate for the twelve months ended December 31, 1996.

      The following unaudited pro forma condensed consolidated balance sheet as of December 31, 1996 has been prepared assuming the acquisition of London Electricity plc occurred on December
31, 1996.

                        Entergy Corporation
          Pro Forma Condensed Consolidated Balance Sheet
                         December 31, 1996
                           (in thousands)
                                                     Pro Forma        Entergy
                                                    Adjustments        Corp.
         Assets             Historical    London     (Note 1)        Pro Forma

Current Assets               $2,362,533    $618,056  ($100,000) (a)  $2,880,589
Other Property and
  Investments                   930,073      26,574                     956,647
Utility Plant, net           16,223,123   1,417,445     865,647 (b)  18,506,215
Deferred Debits and Other
  Assets                      3,450,565           -   1,565,478 (b)   5,016,043
                            ---------------------------------------------------
Total Assets                $22,966,294  $2,062,075  $2,331,125     $27,359,494
                            ===================================================
Liabilities and
 Shareholders' Equity

Current Liabilities          $1,882,567    $640,108    ($42,823) (c) $2,479,852
Deferred Credits and Other
  Liabilities                 5,924,067     153,939   1,232,544  (d)  7,310,550
Long Term Debt                7,590,804     339,145   2,070,287  (e) 10,000,236
Preferred Securities            927,941           -                     927,941
Common Shareholders'
  Equity                      6,640,915     928,883    (928,883) (f)  6,640,915
                            ---------------------------------------------------
Total Liabilities and       $22,966,294  $2,062,075  $2,331,125     $27,359,494
Shareholders' Equity        ===================================================


1. The pro forma condensed consolidated balance sheet reflects the following adjustments in order to present the historical financial position of London Electricity plc prior to its inclusion in the consolidated financial statements:

(a)  To record cash portion of purchase price.
(b) Primarily allocation of purchase price to assets and liabilities based on fair market value, in accordance with purchase accounting principles.
(c) Adjustment of London Electricity plc's accounting policies and presentations to that of the Company.
(d) Primarily the deferred tax effect of the step-ups to fair market value.
(e)  To record acquisition indebtedness.
(f) To eliminate shareholder's equity in London Electricity plc.


Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits,
          continued

          (c)  Exhibits

          23.1 Consent of Coopers & Lybrand, Chartered
               Accountants and Registered Auditors.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         ENTERGY CORPORATION

                         By:          /s/Louis E. Buck
                                       Louis E. Buck
                              Vice President and Chief Accounting Officer

Dated:  April 21, 1997